UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Boulevard, Suite 600 Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 443-4102

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of a Director

On May 3, 2007, Dr. Ian B. Woods submitted his resignation as a member of the Registrant’s Board of Directors, effective immediately. Dr. Woods’ resignation was not the result of any disagreement with the Registrant or its management.

(d) Election of New Directors

On May 3, 2007, Mr. Robert Lutz and Mr. Victor Voebel were appointed to serve as members of the Registrant’s Board of Directors. Messrs. Lutz and Voebel will serve until the next annual meeting of the Registrant’s shareholders. The Registrant has agreed to compensate each board member in accordance with its Director Compensation Policy of cash compensation of $1,500 per month or the equivalent of $2,250 per month if paid in shares of common stock.

Mr. Robert Lutz, age 71, has spent most of the last 30 years as a senior executive officer, founder and private investor in several companies. Prior to his retirement, Mr. Lutz had a successful career in industrial engineering and was with The General Electric Company from 1960 through 1968 and various other start-up companies in the computer industry. In 1975, Mr. Lutz founded Continental Circuits Corp where he served as the CEO, President, and Chairman of the Board. Mr. Lutz resigned from those positions after the company’s public offering in 1995. Currently, Mr. Lutz is the largest investor and shareholder of the Registrant and has previously served as a Director of the Registrant from 2001 through 2005.

Mr. Victor Voebel, Jr., age 59, since retiring from executive positions, well over 10 years ago, has acted as a private investor in companies. Mr. Voebel received a BBA from Southwestern Texas State University in 1970 and then spent the next 20 years a senior executive sale and marketing professional at several biomedical and medical device companies. During this time period Mr. Voebel worked at Hydrocurve Soft Lense and Cilco. Currently, Mr. Voebel is the Registrant’s second largest investor and shareholder.

Section 8 - Other Events

Item 8.01 Other Events

On May 3, 2007, the Registrant issued a press release announcing the resignation of Dr. Woods and the appointment of Mr. Lutz and Mr. Voebel to the Registrant’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99	Genesis Bioventures Press Release Announcing Changes in its Board of Directors, dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOVENTURES, INC.

By:/s/ Douglas Lane

Douglas C. Lane, Chief Executive Officer

Date: May 8, 2007